UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SEGUE SOFTWARE, INC.

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On February 8, 2006, Segue Software, Inc. sent the following e-mail and provided the following frequently asked questions to its employees:

To all Segue Employees,

As announced this morning, Segue has signed a merger agreement to be acquired by Borland Software Corporation. The Segue senior management team and I believe that this merger will accelerate the execution of the corporate mission that we have been following for the last two years. We will provide Borland with Lifecycle Quality Management—an integral part of their Application Lifecycle Management (ALM) offering.

What does this mean to our mission?

Our mission remains unchanged. Segue and Borland share a vision to deliver high-quality software applications on time and within budget. Segue has set the technology standard for software quality assurance and customer experience management. With Borland, we will be able to increase investment in innovation, accelerate development and expand the reach of our services and support to better serve our customers around the world.

What does this mean to you?

Starting today we enter what is known as the close period, which will last 90-120 days. During this period nothing changes—everyone and everything will remain the same. Segue will continue to execute against its existing 2006 business plan, with all employees operating in their existing roles with the same reporting structure.

For longer term planning, I am responsible for the smooth integration of the two companies. I believe that the end result will be a larger, stronger and more diversified company that can offer employees more opportunity for career growth. To this end, a cross-functional team of Segue and Borland personnel has been established to determine the synergies and best practices for the combined company. The Segue team is being led by Mike Sullivan, CFO.

How will we fit into Borland’s Business?

Our business is Software Quality Optimization (SQO). Borland’s business is Software Delivery Optimization (SDO), which encompasses four key areas of software delivery: Management and Governance, Requirements Definition and Management, Change Management and Lifecycle Quality Management. Today, Borland has no solution of its own for Software Quality Management. We are the leader in SQO and will expand Borland’s leadership in ALM by providing compelling solution offerings in one of the most critical areas of software delivery quality. We will bring to Borland our comprehensive line of Silk products, a global team with deep understanding of the quality and testing space, and a significant customer base representing a wide range of industries and over 60 percent of the Fortune 100. Segue’s SQO solutions and industry expertise will further extend Borland’s ALM leadership, complementing Borland’s existing product set and worldwide service offerings.

Naturally, this transaction will raise a great many questions for you. The Segue senior management team and I will be communicating with you frequently over the next weeks and months to be sure you are fully informed each step of the way.

I look forward to meeting with each of you soon to answer your questions and discuss in detail this exciting new period for Segue, our employees, customers, partners and investors. We will be holding a series of Roundtables at all Segue locations so that every employee has access to information about the acquisition. You will be hearing more about this very soon.

Thanks for your ongoing support. Our employees are Segue’s most valuable asset and have made Segue the successful company that it is! As we look to the future, I believe that we will accelerate the execution of the corporate mission that we have been following for the last two years.

Joseph Krivickas

WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE MERGER: This communication may be deemed to be solicitation material in respect of the proposed acquisition and subsequent merger (the “Merger”) of Segue Software, Inc. (the “Company”) by and into a wholly-owned subsidiary of Borland Software Corporation (“Borland”). In connection with the Merger and required stockholder approval, the Company will file with the SEC a preliminary proxy statement, a definitive proxy statement and other relevant materials that will contain important information about the Merger. Investors of the Company are urged to read the proxy statements and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Doug Zaccaro, Treasurer, Segue Software, +1.781.402.1000 or from the Company’s website at www.segue.com or by emailing questions to SegueandBorland@segue.com. Such documents are not currently available.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2005, and in Item 10 of the Company’s Form 10-K which was filed with the SEC on March 25, 2005. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

BORLAND-SEGUE ACQUISITION: FREQUENTLY ASKED QUESTIONS

February 8, 2006

Acquisition FAQ

QUESTION	RESPONSE

What is the news?	Borland Software Corporation (NASDAQ NM: BORL) has announced it is acquiring Segue Software, Inc. (NASDAQ CM: SEGU), the Lexington, Massachusetts-based provider of global software quality and testing solutions as a part of Borland’s aggressive plans to drive its Application Lifecycle Management (ALM) business forward. Borland also announced that it will deliver a series of comprehensive and personalized solutions that help customers improve the core processes that most impact successful software delivery. These include IT Management and Governance, Requirements Definition and Management, Change Management and Lifecycle Quality Management.

Who is Borland?

Borland, headquartered in Cupertino, CA, is the global leader in platform independent solutions for Software Delivery Optimization. The company provides the software and services that align the people, process and technology required to maximize the business value of software.

With more than 1,400 employees worldwide and operations in more than 20 countries, Borland has served over 80 percent of global 2000 companies with best-in-class solutions for more than 22 years. Borland is committed to the ongoing delivery of software, services, and partnerships to help customers cost-effectively transform their software delivery processes, with minimum risk and maximum ROI.

For more information about Borland, please visit www.borland.com.

What is Borland’s business strategy?

Borland’s mission is to shape the next generation of software development. Its Software Delivery Optimization (SDO) vision and strategy is to transform software development from an unpredictable art form into a managed business process.

Over the past three years, Borland has been helping organizations accelerate the path to SDO by building out its application lifecycle management (ALM) portfolio to include products and services for project and portfolio management, demand management, requirements management, software configuration and change management, modeling and testing. In 2006, Borland will leverage these assets, its industry-leading process optimization and educational service offerings, and the expertise and technology it plans to acquire from Segue to offer a series of packaged and personalized solutions that will enable customers to improve the most critical process areas within software delivery. The ability for IT organizations to master these processes in a holistic way that aligns people, process and technology, is the only way they’ll fix the unpredictable way that software is developed and delivered today. The areas that Borland will be focusing on, and provide solutions for, are: IT Management and Governance, Requirements Definition and Management, Change Management and Lifecycle Quality Management (the latter being Segue’s contribution).

The strategy and messaging behind Borland’s SDO is very synergistic with Segue’s Software Quality Optimization (SQO). Both visions focus on an integrated, collaborative, lifecycle approach to software application quality. Additionally, Borland offers solutions (such as requirements management and configuration management) that complement Segue’s SQO offerings.

QUESTION	RESPONSE

Why is Borland interested in acquiring Segue?

The announcement is a significant milestone in Borland’s SDO vision, its strategy to lead the growing ALM sector and its commitment to industry innovation. It also expands Borland’s ability to offer enterprises the solutions to make software delivery a more predictable and manageable business process.

Segue is the leader in SQO and will expand Borland’s leadership in ALM by providing compelling solution offerings in one of the most critical areas of software delivery—quality. Application quality is a key component of the SDO strategy. Borland does not have its own solution in this area. Segue will bring to Borland its comprehensive line of SQO and performance management products, a global team with deep understanding of the quality and testing space, and a significant customer base representing a wide range of industries and over 60 percent of the Fortune 100. Segue’s SQO solutions and industry expertise will further extend Borland’s ALM leadership, complementing Borland’s existing product set and worldwide service offerings.

A key path to value for Borland’s SDO strategy is incorporating a solution for Lifecycle Quality Management into its offerings. To date, Borland has filled this need through partnerships with companies such as Mercury. Through the acquisition, Segue’s state-of-the-art Silk product line will also play a central role in Borland’s upcoming Lifecycle Quality Management solution. The combination of Segue’s and Borland’s product offerings will accelerate the path to SDO.

Segue offers Borland four key things:

1. Industry-leading technology.

2. Software quality-focused expertise in sales, marketing, R&D and services.

3. Deep expertise in lifecycle quality.

4. SQO offers Borland greater market competitiveness.

Segue’s addition to Borland is so significant that the combination is being considered as 1+1 = 3. Together, we will be a force to be reckoned with in the pre-deployment space.

Is Segue part of Borland as of today?	No. There is a period during which several things need to occur before the acquisition is final. During this time, it is business as usual for Segue. We remain independent while all of the necessary steps are taken to finalize the transaction.

What are the next steps in the acquisition process?	The transaction agreement contains certain customary conditions to the parties’ obligations to close the transaction, including that Segue’s shareholders approve the acquisition. We are proceeding with the steps required under the agreement to satisfy those conditions.

When will the acquisition be final?	Both companies expect the acquisition to close by the end of the second calendar quarter of 2006. The transaction has already been approved by each company’s Board of Directors.

What are the terms of the acquisition?	The terms of the transaction are contained in a merger agreement, which will be included as an exhibit to a Form 8-K to be filed by Segue with the Securities and Exchange Commission. In the transaction, Segue stockholders will receive $8.67 for each share of Segue common stock that they own.

How do our shareholders benefit from the acquisition?	Segue shareholders will receive a return on their investment through the premium associated with the acquisition price. Investors in both companies will see that Borland is gaining a more significant foothold and leadership position in the growing ALM market and delivering on its SDO vision by building out solutions in the four key process areas affecting the software delivery lifecycle: IT Management & Governance, Requirements Definition & Management, Change Management and Lifecycle Quality Management.

Will Segue change its company name?	Yes. Segue will become Borland Software.

Why now, just when Segue is finally gaining some traction in the market?	Borland is interested in offering the market a comprehensive ALM solution. Quality must be an integral part of the ALM offering. The realities of our combined markets—fast-paced, competitive, ever-changing—mean that any company that stands still will be surpassed by the competition. Borland has moved very decisively in acting on its interest in Segue’s product portfolio. There is a window of opportunity to leverage market share gain—and that window is now.

Will Borland retain Segue executives?	Borland will retain key executives across the business, including Joseph Krivickas, CEO, whose primary role will initially be to ensure the smooth integration of the two companies.

Who should I go to if I still have questions?	If you need more information immediately, please email SegueandBorland@segue.com.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE MERGER:

This communication may be deemed to be solicitation material in respect of the proposed acquisition and subsequent merger (the “Merger”) of Segue Software, Inc. (the “Company”) by and into a wholly-owned subsidiary of Borland Software Corporation (“Borland”). In connection with the Merger and required stockholder approval, the Company will file with the SEC a preliminary proxy statement, a definitive proxy statement and other relevant materials that will contain important information about the Merger. Investors of the Company are urged to read the proxy statements and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Doug Zaccaro, Treasurer, Segue Software, +1.781.402.1000 or from the Company’s website at www.segue.com or by emailing questions to SegueandBorland@segue.com. Such documents are not currently available.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2005, and in Item 10 of the Company's Form 10-K which was filed with the SEC on March 25, 2005. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

Safe Harbor for Forward-Looking Statements

This filing may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These forward-looking statements are based on current expectations and beliefs of Segue Software, Inc. (the “Company”) concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; (2) the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; (3) the availability of borrowed funds on terms acceptable to the Company; (4) changes in federal and state appropriations for infrastructure projects; (5) possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; (6) actions taken or not taken by third parties including the Company’s customers, suppliers, business partners, lenders and competitors and legislative, regulatory, judicial and other governmental authorities and officials; (7) the Company’s and Borland Software Corporation’s (“Borland”) ability to consummate the merger discussed below; (8) the conditions to the completion of the merger may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (9) the parties’ ability to meet expectations regarding the timing, completion and accounting of the merger; (10) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate the Company’s operations into those of Borland’s; (11) such integration may be more difficult, time-consuming or costly than expected; (12) revenues following the merger may be lower than expected; (13) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the merger; (14) the retention of certain key employees at the Company; (15) the ability of the Company to continue to achieve positive cash flow and sustain profitability in this difficult economic and business climate; (16) the ability of the Company to close large enterprise orders; (17) the Company’s transition to a new management team; (18) the timing and success of introductions of our new products; (19) market acceptance of recently-introduced products (including SilkCentral Test Manager 8.0) and updated releases; (20) the effectiveness of our additional distributors and resellers; (21) growth in license revenue; (22) new products and announcements from other companies; (23) the Company’s continued access to capital; and (24) changes in technology and industry standards. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on the factors that could affect the Company’s business and financial results is included in the Company’s periodic reports filed with the Securities and Exchange Commission.